EXHIBIT 21

              PLAYBOY ENTERPRISES, INC. AND SUBSIDIARIES Exhibit 21
                                   EXHIBIT 21
                                  SUBSIDIARIES

The accounts of all of the subsidiaries are included in our Consolidated Financial Statements. Set forth below are the names of certain of our active corporate subsidiaries as of December 31, 2002. Certain subsidiaries are omitted because, when considered individually or in the aggregate, they would not constitute a significant subsidiary.

Indented names are subsidiaries of the company under which they are indented:

                                                                                                                        Percent
                                                                            Jurisdiction in                           Ownership
                                                                         which Incorporated                        By Immediate
 Name of Company                                                               or Organized                              Parent
 ---------------                                                               ------------                              ------
 Playboy Enterprises, Inc. (parent)                                                Delaware
    PEI Holdings, Inc.                                                             Delaware                                100%
      Spice Entertainment, Inc.                                                    Delaware                                100%
         CPV Productions, Inc.                                                     Delaware                                100%
         Cyberspice, Inc.                                                          Delaware                                100%
         MH Pictures, Inc.                                                       California                                100%
         Planet Spice, Inc.                                                        Delaware                                100%
         SEI 4 ApS                                                                  Denmark                                100%
         Spice Direct, Inc.                                                        Delaware                                100%
         Spice International, Inc.                                                 Delaware                                100%
         Spice Networks, Inc.                                                      New York                                100%
         Spice Productions, Inc.                                                     Nevada                                100%
      Playboy Enterprises International, Inc.                                      Delaware                                100%
         Alta Loma Entertainment, Inc.                                             Delaware                                100%
         Itasca Holdings, Inc.                                                     Illinois                                100%
         Lake Shore Press, Inc.                                                    Delaware                                100%
         Lifestyle Brands, Ltd.                                                    Delaware                                100%
         Planet Playboy, Inc.                                                      Delaware                                100%
           Playboy Canada, Inc.                                                      Canada                                100%
         Playboy Australia Pty. Ltd.                                              Australia                                100%
         Playboy Clubs International, Inc.                                         Delaware                                100%
           Playboy Preferred, Inc.                                                 Illinois                                100%
         Playboy.com, Inc.                                                         Delaware                                100%
           Playboy Casino Australia Pty. Ltd.                                     Australia                                100%
           Playboy.com Germany, Inc.                                               Delaware                                100%
           Playboy.com Internet Gaming, Inc.                                       Delaware                                100%
              Playboy.com Racing, Inc.                                             Delaware                                100%
              Playboy.com Internet Gaming (Gibraltar) Limited                     Gibraltar                                100%
           Playboy.com KGLP, Inc.                                                  Delaware                                100%
           SpiceTV.com, Inc.                                                       Delaware                                100%
         Playboy Entertainment Group, Inc.                                         Delaware                                100%
           AdulTVision Communications, Inc.                                        Delaware                                100%
           After Dark Video, Inc.                                                  Delaware                                100%
           Alta Loma Distribution, Inc.                                            Delaware                                100%
           AL Entertainment, Inc.                                                California                                100%
           Impulse Productions, Inc.                                               Delaware                                100%
           Indigo Entertainment, Inc.                                              Illinois                                100%
           Mystique Films, Inc.                                                  California                                100%
           Playboy TV International, LLC                                           Delaware                                (1)
              Candlelight Management LLC                                           Delaware                                100%
                 1945/1947 Cedar River C.V.                                     Netherlands                                100%
                   PTVI Limited                                              Cayman Islands                                100%
              Chelsea Court Holdings, LLC                                          Delaware                                100%
              Claridge Organization LLC                                            Delaware                                100%
                 Stichting 1945/1947 La Laguna                                  Netherlands                                100%
              Playboy TV - GmbH Germany                                             Germany                                100%

Subsidiary Listing Cont.

              Playboy TV International B.V.                                     Netherlands                                100%
              Playboy TV UK Limited                                          United Kingdom                                100%
                 Playboy TV/UK Benelux Ltd.                                  United Kingdom                                100%
              STV International B.V.                                            Netherlands                                100%
           Precious Films, Inc.                                                  California                                100%
           SEI Inc. ApS                                                             Denmark                                100%
           Women Productions, Inc.                                               California                                100%
         Playboy Gaming International, Ltd.                                        Delaware                                100%
           Playboy Cruise Gaming, Inc.                                             Delaware                                100%
           Playboy Gaming UK, Ltd.                                                 Delaware                                100%
         Playboy Gaming Nevada, Inc.                                                 Nevada                                100%
         Playboy Japan, Inc.                                                       Delaware                                100%
         Playboy Models, Inc.                                                      Illinois                                100%
         Playboy Products & Services International, B.V.                        Netherlands                                100%
         Playboy Properties, Inc.                                                  Delaware                                100%
         Playboy Shows, Inc.                                                       Delaware                                100%
         Special Editions, Ltd.                                                    Delaware                                100%
         Spice Hot Entertainment, Inc.                                             Delaware                                100%
           SEI 1 ApS                                                                Denmark                                100%
         Spice Platinum Entertainment, Inc.                                        Delaware                                100%
         Telecom International, Inc.                                                Florida                                100%

(1) Playboy TV International, LLC is 99% owned by Playboy Entertainment Group, Inc. and 1% owned by AdulTVision Communications, Inc.